Page WoodSpring Suites Closing February 1, 2018 Exhibit 99.2

Disclaimer 1 FORWARD-LOOKING STATEMENTS Certain matters discussed in this presentation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume" or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the performance of Choice Hotels and WoodSpring as well as the growth of WoodSpring and the other brands owned by Choice Hotels, the impact of the acquisition of WoodSpring on the financial performance of Choice Hotels and the tax benefits that may be realized as a result of the WoodSpring acquisition, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development and financing activities; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual report on Form 10-K for 2016 and our quarterly reports filed on Form 10-Q. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

EXECUTIVE

Summary

- ## Choice Hotels International has closed the acquisition of the WoodSpring Suites franchising business
  - Asset-light acquisition that complements Choice's existing portfolio of brands
  - Expands Choice's extended stay portfolio to more than 350 hotels
  - Strong existing multi-unit developer relationships
  - Includes future development agreement with a Brookfield Asset Management-sponsored private real estate fund, which just closed on the acquisition of over 100 WoodSpring locations

WOODSPRING SUITES
AN EXTENDED STAY HOTEL



- ## Deal Structure
  - Choice will acquire 100% of WoodSpring's franchising operations for $231 million[1]
    - Includes only franchise business; existing real estate acquired by a Brookfield Asset Management-sponsored private real estate fund; hotel management continues to operate as a separate entity
    - Transaction funded through cash and borrowings under Choice's existing credit facility
  - Valuation enhanced by 2018 openings, near-term development commitments and tax structuring benefits
  - With acquisition, Choice's leverage levels remain at low end of targeted 3.0x-4.0x debt/EBITDA range

- ## Overview of WoodSpring
  - 239 locations (~28,680 rooms) across 35 states
  - All hotels purpose-built since 2003; average age less than 7 years
  - Only brand in segment with demonstrated franchising growth
  - System-wide occupancy averages 78% with growth in new business travel segments that complement Choice's leisure strength

(1) Purchase price subject to closing adjustments relating to working capital, cash, indebtedness and transaction expenses

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CHOICE HOTELS

WOODSPRING Historical Growth Robust Pipeline Strong pipeline accelerates EBITDA growth over the next several years Nearly 20 properties currently under construction Over 70 hotels in various stages of entitlement Unit Growth Gross Rooms Revenue RevPAR 25% Unit Growth 48% GRR Growth 21% RevPAR Growth $33.18 $27.49 * Figures as of December 31, 2017

STRATEGIC

Deal Rationale

- **Consistent with focused strategy**
  - Strategy focused on brands with high return on investment for owners and expected runway for growth
  - WoodSpring brand expected to further benefit from Choice's technology and business delivery
- **Delivers scale and additional growth potential in extended stay segment**
  - WoodSpring brand and overall extended stay segment RevPAR growth have outpaced the broader industry
  - Bolsters Choice's presence in segment and builds on new construction growth of the MainStay Suites brand
  - Nearly triples size of Choice's extended stay portfolio with a strong pipeline of 190 hotels; additional opportunity for growth with over 300 high quality locations
  - Choice's extended stay 2017 pro-forma royalty revenues increased by ~$18 million; EBITDA increased ~$15 million; future growth expected in 2018 and beyond[1,2,3,4]
- **Expands franchise base with new franchisees/owners**
  - Strong partnership with Brookfield Asset Management, one of the world's largest real estate owners
  - WoodSpring's multi-unit real estate developer community can accelerate the growth of Choice's existing extended stay portfolio and contribute to the growth of other Choice brands

(1) Revenue includes only royalty fee revenue; excludes ~$3 million of other revenue from WoodSpring
(2) Revenue and EBTIDA figures exclude revenue and expenses related to the marketing and reservation fund
(3) All figures presented represent a full year (i.e., 12 months)
(4) Revenue and EBITDA figures exclude impacts of ASC 606 (Revenue Recognition Standard)

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CHOICE HOTELS